UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2008

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2008, Youbet.com, Inc. announced its financial results for the second quarter and six months ended June 30, 2008. A copy of this press release is attached to this report as Exhibit 99.1.

The earnings press release contains disclosure regarding certain measures of performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The non-GAAP financial measures consist of adjusted income (loss) from continuing operations before income taxes, and total operating expenses and general and administrative expense, each adjusted for one-time severance costs. Information needed to reconcile adjusted income (loss) from continuing operations before income taxes to the most directly comparable GAAP financial measure appears in a table under “Reconciliation of Non-GAAP Financial Measures.” Information needed to reconcile adjusted total operating expenses and adjusted general and administrative expense with total operating expenses and general and administrative expense to the respective most directly comparable GAAP measures appear in the text of the release under “Second Quarter 2008 Operating Results” and “Six Month 2008 Operating Results.” Disclosure regarding management’s uses for these non-GAAP measures appear under “Reconciliation of Non-GAAP Financial Measures.”

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), or otherwise subject to the liability of that section, except if Youbet.com, Inc. specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits:

99.1	Youbet.com, Inc. Earnings Press Release dated August 4, 2008 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.

Date: August 4, 2008	By:	/s/ James A. Burk
James A. Burk Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Youbet.com, Inc. Earnings Press Release dated August 4, 2008 (furnished pursuant to Item 2.02 of Form 8-K).